UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Dear <<First Name>>,

If you are an investor in the Sphere 500 Climate Fund, you have been sent a Proxy Statement that requests your vote on a proposal to change the Fund’s current management fee structure from a unitary fee arrangement. The Proxy Statement includes a description of, and information regarding, the proposal. After you carefully review the Proxy Statement, please vote – voting should just take a minute.

Below we give more detail on the proposal and explain why every vote matters. The proposal must be approved by the shareholders of the Fund to take effect. The investment adviser for the Fund recommended the proposal, and it has been unanimously approved by the Board of Trustees.

What the vote is about

This is a proposal to change the Fund’s current management fee structure from a “unitary fee” arrangement, under which the Fund pays a single “unitary fee” to the Adviser at the annual rate of 0.07% of the Fund’s average daily net assets for investment advisory and other services, to one where the Fund will pay the Adviser a fee at the same annual rate of 0.07% of the Fund’s average daily net assets for its services, but the Fund will also be responsible for separately paying other Fund operating expenses. If the New Advisory Agreement is approved, the Adviser has agreed to contractually waive and/or reimburse certain fees and expenses of the Fund so that the total annual operating expenses (excluding any front-end or contingent deferred loads, taxes, interest expense, interest and dividends paid on short sales, acquired fund fees and expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, or extraordinary expenses, such as litigation) of the Fund are limited to 0.07% for the Fund’s current share class (to be renamed the R6 Class) to ensure that the Fund’s total annual operating expenses do not exceed the fee under the Current Advisory Agreement with respect to the Fund’s current Share class and do not exceed 0.30% for Institutional Class shares (a new share class that has not commenced operations), respectively, as a percentage of average net assets until December 31, 2030.

Effective on or about September 16, 2025, the Fund’s current sole share class will be re-named Class R6 and will only be available to certain retirement plans trading through omnibus accounts. Shareholders holding Class R6, the Fund’s sole share class prior to September 16, 2025, who did not purchase such shares through individual retirement accounts may continue to hold such shares and are also eligible to purchase additional Class R6 shares. New investors that are not investing through a retirement plan will purchase Institutional Class shares.

How to vote

The Proxy Statement was provided to you by email or mail and offers several ways to cast your vote:

1.	Vote online at vote.proxyonline.com using your proxy control number found on your proxy card (if you received the notification by email, the link you click to vote will automatically enter your proxy control number for you);

2.	Mail your signed and voted proxy card back in the postage-prepaid envelope provided;

3.	Call toll-free 1-888-227-9349 to reach an automated touchtone voting line; or

4.	Call toll-free 1-800-347-4750 and speak with a live operator Monday through Friday, 9 a.m. to 10 p.m. Eastern Time.

Why every vote matters

As described in the Proxy Statement, a substantial portion of shareholders must vote in order to establish a quorum, and to approve the proposal, at the upcoming shareholder meeting scheduled for the vote on the proposal - so every vote really counts.

We at Sphere, as the Fund’s sponsor and the licensor of the index used by the Fund, wholeheartedly support the recommendation of the Fund’s investment adviser and Board.

Please don’t hesitate to reach out to me with any questions at alex@oursphere.org. Thank you for supporting us in our work to make climate-friendly investing available to everyone.

Best,
Alex

Alexandra Wright-Gladstein
Founder & CEO | Sphere
alex@oursphere.org

Before investing in the Sphere 500 Climate Fund (“SPFFX” or the “Fund”), carefully consider the fund’s investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, please visit https://oursphere.org/fund or talk to your financial advisor. Read it carefully before investing. The Fund is distributed by Ultimus Fund Distributors, LLC.

As with all investments, there are risks involved with investing in SPFFX. Climate Investing Consideration Risk-Considerations related to climate risk, such as environmental criteria (e.g., fossil fuel screens), applied to the Index’s (defined below) construction may limit the number of investment opportunities available to the Fund, and as a result, at times, the Fund may underperform funds that are not subject to similar investment restrictions. For example, the Index may exclude certain securities due to climate-focused considerations when other investment considerations would suggest that investing in such securities would be advantageous. The Fund may also underperform funds that invest in the energy and utilities sectors, particularly in times of rising oil, gas and energy prices. Other risks include, but are not limited to general market risk, small fund risk, large cap risk, common stock risk, sector risk, industry concentration risk, passive investment risk, index calculation risk, limited operating history risk, cybersecurity risk, tracking error risk, operation risk, and third-party data risks as it relates to the composition of the Index. For a detailed explanation of the risks associated with SPFFX and the underlying Index, please read the prospectus.

The Sphere 500 Climate Fund tracks the Sphere 500 Fossil-Free Index (SPFFXI or the “Index”). The Index is constructed beginning with the largest 500 U.S. companies that trade on regulated U.S. exchanges by market capitalization. The index administrator, BITA GmbH, then eliminates companies from this investable universe using data obtained from As You Sow, an unaffiliated non-profit organization that promotes environmental responsibility through shareholder advocacy. As You Sow eliminates companies from the Index based primarily on their risk profile of being exposed to the fossil fuel industry and secondarily, by other exclusionary screens, including companies engaged in deforestation activities, civilian and military firearms manufacturing and related guns/arms sales, prison and border security operations, and tobacco and e-cigarette manufacturing. The elimination of these companies from the Index is intended to foster and support the climate-focused, social investing goals of the Fund. The Fund may invest in companies that use fossil fuels as a part of their business or have used fossil fuels in the past. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Index returns do not reflect the effects of fees or expenses. It is not possible to invest directly in an index.